UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) Of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 7, 2006

Memry Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15971	06-1084424
(Commission File Number)	(IRS Employer Identification No.)

3 Berkshire Boulevard, Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

(203) 739-1100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2006, Memry Corporation (the “Company”) entered into a Master Supply Agreement (the “Agreement”) with Medtronic, Inc. (“Medtronic”). The Agreement is effective retroactively as of August 1, 2006. Pursuant to the Agreement, the Company will supply certain medical products to Medtronic, and Medtronic has committed to purchase a minimum percentage of certain product line requirements from the Company. In addition, Medtronic has granted the Company the right of first refusal with respect to the supply of future iterations of certain products during the term of the Agreement. The Agreement shall continue for three years, unless it is terminated earlier in accordance with the provisions set forth in the Agreement or extended by the parties for additional two year terms. The Agreement also provides that, except for United States Government contracts, Medtronic will get favored-customer pricing and terms for the term of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 – Master Supply Agreement, effective as of August 1, 2006, by and between the Company and Medtronic, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMRY CORPORATION

Date: August 10, 2006	By:	/s/ Robert P. Belcher
Robert P. Belcher
Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Master Supply Agreement, effective as of August 1, 2006, by and between the Company and Medtronic, Inc.

*	Confidential information is omitted from this exhibit and filed separately with Securities and Exchange Commission accompanied by a confidential treatment request pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.